UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 17, 2006

Matrix Service Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15461	73-1352174
(Commission File Number)	(IRS Employer Identification No.)

10701 E. Ute Street Tulsa, Oklahoma	74116
(Address of Principal Executive Offices)	(Zip Code)

918-838-8822

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 17, 2006, Matrix Service Company (the “Company”) entered into the First Amendment to Amended and Restated Credit Agreement (the “Amendment”), by and among the Company, JPMorgan Chase Bank, N.A. as Administrative Agent, Lender and Issuing Bank, and Wachovia Bank, N.A., also a Lender, which amends the Amended and Restated Credit Agreement dated as of December 20, 2005 (the “Credit Agreement”) by and among the Company, J.P. Morgan Chase Bank, N.A. as Administrative Agent, Lender and Issuing Bank, and the other Lenders party thereto. A copy of the Amendment is attached as Exhibit 10 to this Current Report on Form 8-K and incorporated herein by reference.

The Amendment increases the aggregate revolving loan commitments by $10 million, from $40 million to $50 million. In addition, if the Senior Leverage Ratio is less than 2.00 to 1.00 as of the end of any fiscal quarter, the limit on total revolving credit exposures will be $50 million, rather than the lesser of $50 million and the Borrowing Base, as defined in the Credit Agreement. The Amendment is effective as of October 17, 2006.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

10	First Amendment to Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: October 19, 2006	By:	/s/ George L. Austin
George L. Austin
Chief Financial Officer and
Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10	First Amendment to Credit Agreement.